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                         [TRIMAS CORPORATION LETTERHEAD]




NEWS RELEASE


TRIMAS CORPORATION ACQUIRES HIGHLAND GROUP INDUSTRIES, INC., EXPANDING CARGO MANAGEMENT AND VEHICLE PROTECTION OFFERINGS

BLOOMFIELD HILLS, Mich., February 24, 2003 - TriMas Corporation today announced that it has acquired Highland Group Industries, Inc. - the market-leading supplier of cargo management products and a full line supplier of vehicle protection products - for approximately $70.5 million on a debt-free basis.

On January 28, 2003, TriMas announced that it had acquired Wausau, Wis.-based HammerBlow Towing Systems Corporation, a manufacturer of towing, trailer and other vehicle accessories, for approximately $142 million on a debt-free basis.

Solon, Ohio-based Highland Group Industries, which was founded in 1945, specializes in products that help people safely load, anchor, secure, tow, carry, trailer and organize cargo, as well as protect the vehicle and its cargo area. Highland Group Industries had 2002 revenues of approximately $50 million and will be integrated into TriMas' Cequent operating group. This acquisition expands Cequent's product line to include cargo management and vehicle protection.

"We are very excited to see Highland Group Industries join the TriMas family," said Grant H. Beard, president and chief executive officer of TriMas. "This transaction clearly reflects TriMas' commitment to targeted strategic opportunities that will quickly translate to broader value for our customers, and profitable growth for all stakeholders."

"The acquisition of Highland Group Industries underscores Cequent's commitment to its vision of global leadership in transportation accessories and cargo management solutions," said Scott D. Hazlett, president of Cequent. "Highland brings to Cequent tremendous brands, a wide array of great cargo-management products and market-leading channel management expertise."

                                    - More -

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                              TRIMAS / HIGHLAND GROUP INDUSTRIES ACQUISITION P.2
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Some of Highland's innovative products include:

o    Ramp Champ, a lightweight, telescoping, all-plastic ramp;

o    Space Master(R), a vehicle cargo organizer;

o Highland Ultimate(TM) tie downs featuring Power Web Plus webbing, the only webbing with 360-degree protectiON against cuts and abrasion;

o    Triple Strength stretch cords;

o    Contura splash guards;

o AdvanTech hitch ball mounts and couplers, which feature a high-tech, rust-free finish;

o Car Top Luggage, the first waterproof rolling duffel bag that attaches to the vehicle roof.

The company also supplies tarp straps, anchor points, tow straps, hitch balls, cargo nets, cargo liners, custom-molded floor guards and all-weather floor mats.

Plymouth, Mich.-based Cequent, a TriMas company, is an operating group that is a leading designer, manufacturer and marketer of a broad range of accessories for light trucks, sport utility vehicles, recreational vehicles, passenger cars and trailers of all types. Products include towing and hitch systems, trailer components and accessories, and electrical, brake, cargo-carrying and rack systems. The group consists of three business units: Cequent Towing Products, Cequent Trailer Products and Cequent Australia. Cequent draws upon a 75-year-old heritage of superior towing and trailer brands - Draw-Tite(R), Reese(R), Fulton(R), Wesbar(R), Bull Dog(R), Crown(R), Eclipse(R), SnowCo(R), Hidden Hitch(R), SurePull(R) and Tekonsha(R). Cequent employs approximately 2,070 associates.

TriMas Corporation, with its headquarters in Bloomfield Hills, Mich. and annual sales of approximately $740 million in 2002, is a manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications through four strategic operating groups:
Cequent, Rieke Packaging Systems, Fastening Systems and Industrial Specialties. TriMas was acquired by a shareholder group led by Heartland Industrial Partners, a private equity firm, in June 2002. Information about TriMas is available on the internet at www.trimascorp.com.

                                    - More -

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                              TRIMAS / HIGHLAND GROUP INDUSTRIES ACQUISITION P.3
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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS BECAUSE OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH TRIMAS OPERATES, TECHNOLOGICAL DEVELOPMENTS, TRIMAS DEPENDENCE ON KEY INDIVIDUALS AND RELATIONSHIPS, LABOR COSTS AND STRIKES AT TRIMAS OR
TRIMAS CUSTOMER FACILITIES, EXPOSURE TO PRODUCT LIABILITY AND WARRANTY CLAIMS, INCREASES IN RAW MATERIAL AND ENERGY COSTS, COMPLIANCE WITH ENVIRONMENTAL AND OTHER REGULATIONS, COMPETITION, THE SUBSTANTIAL LEVERAGE OF TRIMAS AND ITS SUBSIDIARIES, LIMITATIONS IMPOSED BY THE COMPANY'S DEBT FACILITIES AND RISKS AND CHARGES ATTENDANT TO THE INTEGRATION OF BUSINESS ACQUIRED BY TRIMAS AND TRIMAS' ACQUISITION STRATEGY.

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